Exhibit 14.1

SJW Group (“SJPW”) and its subsidiaries (collectively, the “Company”) Code of Conduct October 9, 2019 Index Statement of Our Shared Principals 1 Ethics Decision Tree 2 Overview – Our Code of Conduct 3 Government & Regulatory Agencies – who oversee our business 4 Customers – who receive our services 5 Stockholders – who own our business 6 Third Parties – with whom we interact 8 Colleagues – with whom we serve 9 Protecting Our Reputation 10 Business Practices 12 Prohibition of Gifts to Public Officials and State Employees 15 Safeguarding our Assets – physical and informational assets 16 Code of Conduct Violations, Misconduct and Reporting 18 Whistleblower Policy 20 Responsibility Statement 22

SJW Group (“SJW”) and its subsidiaries (collectively, the “Company”) Code of Conduct October 9, 2019 Statement of Our Shared Principles I understand that producing a product for human consumption, being a steward of natural resources that will serve the needs of generations to come, and honoring the investments of those who own our Company imposes special obligations of public trust upon me. I understand that the success of our Company is based on a foundation of trust. Our Company will only succeed if we build and maintain trust with customers, stockholders, co-workers, regulators, business partners, communities, and each other. I understand that as an employee of the Company, my actions and attitude have a direct influence on what others think of the Company and its reputation. I will avoid any situation that represents a real or perceived Conflict of Interest. There can be no question that my motives are based solely for the best interest of the Company and its customers, stockholders, regulators, and communities. I understand that I use equipment and facilities provided through the investment of stockholders for the purpose of serving our customers, and it is not acceptable for me to use these resources for personal gain. I understand that I have access to confidential information provided by customers, stockholders and the Company, and I safeguard that information from accidental or inappropriate disclosure. I understand that I have a responsibility as a Company employee to do the “right thing” when it comes to my own actions and to share my concerns when I see or suspect something that could harm customers, co-workers, stockholders, or the communities we serve. Above all, I pledge to conduct my affairs to the highest ethical standard.

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Ethics Decision Tree Not sure? The action may The action may Contact your The action may have serious have serious manager, HR, have serious consequences. consequences. or internal consequences. Don’t do it. Don’t do it. legal counsel Don’t do it. No No No ? Could this Does this Does this adversely impact comply with reflect the customers, Is it legal? Yes Yes Yes Yes Company Company’s stockholder, or Policy? values or co-workers? culture? The action may have serious consequences. ? Don’t do it. ? ? No Not sure? Not sure? Not sure? Contact your Contact your Contact your manager, HR, manager, HR, manager, HR, or internal or internal Would I be or internal legal counsel legal counsel concerned if legal counsel Yes this appeared ? in a news Not sure? headline? The action may Contact your have serious manager, HR, consequences. or internal Don’t do it. legal counsel No Not sure… Would I be if a particular action is a violation of concerned if other the Code of Conduct? ? Yes Company Not sure? employees did Contact your this? The action may This ethics decision tree can be a useful manager, HR, have serious tool when faced with a difficult or internal consequences. legal counsel Don’t do it. question. No Still have questions? Contact your manager, HR, or internal legal counsel. Could this You are not alone when faced with an impact the Company if all ethical or legal question. ? Yes employees did Not sure? this? Contact your The action may manager, HR, have serious internal legal consequences. counsel Don’t do it. No Page | 2 The decision to move forward seems appropriate

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Overview Our Code of Conduct Purpose and Scope – The Company is committed to the highest ethical standards and conducting business with integrity. We are all responsible for protecting the Company and its reputation by conducting ourselves in compliance with the letter and spirit of this Code of Conduct (the “Code”), as well as with all applicable laws, rules, and regulations. Speak up if you have concerns. The obligations outlined in this Code are in addition to existing policies, the employee handbook, employment agreements and other corporate governance documents of the Company. This Code shall be made available to all employees. Managers and supervisors have a special obligation to impress upon each employee the necessity and importance of complying with this Code. Application – This Code applies to all Company employees, officers, and directors. While this Code is specifically written for employees, officers and directors, the Company expects third parties who conduct business on its behalf to also understand and respect these standards and implement their own policies and procedures that are fully consistent with this Code. Penalties – Failure to comply with this Code can have serious consequences for both the person committing the violation and for the Company. Any employee who violates this Code may be subject to sanctions, up to and including termination of employment, and legal action by the Company. Board Responsibility and Waiver – The Board of Directors of SJW has adopted this Code and has the authority to amend or waive this Code. This Code is important to us. In rare circumstances, the General Counsel of SJW may determine it is appropriate to waive a portion of the Code. Waivers of this Code of Conduct for officers and directors may be made only by the Board of Directors or the Audit Committee, and any waivers or amendments will be promptly disclosed publicly on SJW’s website as required by applicable laws.

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Government and Regulatory Agencies who oversee our business Regulatory Compliance – The Company operates as a highly regulated business, and we are responsible for complying with the laws, rules, and regulations of numerous local, state, and federal agencies. Environmental, health and safety and water quality regulations are complex and change frequently. The Company is committed to operating in compliance with all applicable laws, rules, and regulations, and provides training and communications to employees regarding these laws, rules, and regulations. Employees should be knowledgeable about the legal and regulatory requirements that pertain to their job and generally as they pertain to the Company. Employees should also be knowledgeable about the Company’s and their department’s policies and procedures to assure compliance. You are required to immediately report actual or suspected violations of applicable laws, rules, or regulations or potentially harmful/dangerous conditions to a supervisor, Company officer, or the Company’s internal legal counsel. If you are uncomfortable speaking with one of these persons, or you have already shared a concern and feel it is not being addressed appropriately, raise the issue to the Chair of the Audit Committee. If your report is about misconduct of the Company’s preparation of financial statements, audit, or disclosure of financial statements, the Chair of the Audit Committee will be advised of the matter to be investigated. See page __ of this Code of Conduct for detailed information on how to report concerns. Regulatory Agency Investigations, Inspections, Hold Notices, and Requests for Information – We cooperate with all government investigations, inspections, notices to preserve information and requests for information per Company policies related to legal holds. Refer all public requests for information and inquiries from government and regulatory agencies to the Company’s internal legal counsel. During an inspection or after receiving a legal hold notice you should never: ï,· conceal, destroy, or alter Company physical or electronic documents; ï,· lie or make misleading statements; and/or ï,· cause or attempt to cause another employee to fail to provide accurate information. In the event the Company undergoes an internal or federal investigation, any employee who cooperates will not suffer adverse consequences. It takes courage to speak up with good faith concerns and the Company has a zero-tolerance policy for retaliation.

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Customers who receive our service The Company is committed to a high standard of water quality, customer service and customer satisfaction. Employees have an obligation to consider customers in all of our activities and to work to ensure that their needs are met. In dealing with customers, employees are expected to: ï,· Demonstrate that the Company is committed to providing a high quality of service in an efficient manner; ï,· Apply our customer policies, practices and programs in a fair, equitable and nondiscriminatory manner; ï,· Respond to customer inquiries and requests in a prompt, courteous and accurate manner; and ï,· Avoid any action that will endanger the health or safety of the public, and promptly correct and report any unsafe condition or hazard.

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Stockholders who own our business As a U.S. public company, we all must comply with U.S. securities laws. We are expected to provide accurate and timely information about our business to our investors, the media, and the general public. The release of information to our investors is handled by the Executive Leadership Team. Inquiries should be referred immediately to the CFO of SJW, the Chief Administrative Officer of SJW, or the General Counsel of SJW. The Company has established and communicated policies including the Insider Trading Policy and Disclosure Policy governing the disclosure and use of the confidential information of the Company and its customers, clients, licensors and vendors. The Insider Trading Policy provides, among other things, that if you possess material, nonpublic information, you may not buy or sell SJW securities or share such information to anyone who is likely to use that information in purchasing or selling securities of the Company. Information is “material” if a reasonable investor would consider it important in deciding whether to buy or sell that company’s securities. Information is “nonpublic” if it has not been broadly communicated to the public. If an employee is uncertain as to whether they may buy or sell SJW securities or share information, they should consult the Company’s internal legal counsel. Trading SJW stock or the stock of any other company based on insider information not only breaks trust with our investors and the public, but is also illegal, violates Company policy, and is unfair to other investors. Financial Accounting – The Company’s books, records, and accounts must accurately and fairly reflect the Company’s transactions and financial health. As a public company, SJW has various reporting requirements and can face severe penalties for not maintaining accurate books and records. Therefore, the Company has established a system of internal controls to ensure our compliance with these requirements. While the President/CEO of SJW and CFO of SJW certify the quality and accuracy of our financial statements quarterly and annually, it is every employee’s responsibility to abide by these internal controls. Even if you are not directly responsible for the preparation of financial reports, you are responsible for ensuring that relevant events and facts in your area of responsibility are timely communicated when requested by the appropriate Company personnel. Such controls, in the form of procedures, are communicated to employees, and if you have a question on any procedure within your department, please discuss it with your supervisor or a Company officer. Company Records – Company records shall be maintained at all times in compliance with applicable laws and regulations and in accordance with the Company’s policies, including its records retention policies. All records and information in all formats (paper, electronic or otherwise) must be immediately identified, preserved, retained and kept accessible when required for legal or audit circumstances. Destruction or alteration of records and information

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under a legal hold is strictly prohibited and subject to disciplinary actions including termination. Third-parties and record custodians who possess company records and information are responsible for compliance with this policy.

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Third Parties with whom we interact Antitrust Laws – The Company will compete vigorously but fairly in its non-regulated activities and will comply with all applicable antitrust laws and regulations. Antitrust laws prohibit agreements or actions that may restrain trade or reduce competition. Employees are strictly forbidden from entering into any formal or informal agreements with competitors, written or verbal, to (1) fix or control prices or terms, (2) boycott certain suppliers or customers, (3) allocate products, territories, or markets, or (4) limit the production or sale of products in any market. Failure to comply with antitrust or competition laws could result in heavy fines and imprisonment. These laws are complex and employees should always seek guidance from the General Counsel of SJW, the CFO of SJW, or the Chair of the Audit Committee of the Company with regard to any transaction that may have antitrust implications. Fair Dealings – We should all deal fairly with the Company’s customers, suppliers, competitors, and our colleagues. No one should take advantage of people or situations through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

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Colleagues with whom we serve Diversity and Equal Opportunity Employment – The Company’s success is based on diversity, different ideas, and the individual skills of its employees. Diversity offers an increased variety of viewpoints and perspectives, allows for better problem solving, and contributes to the Company’s overall effectiveness. You are expected to respect diversity and foster an atmosphere of trust, fairness, openness, and candor. We place high value on a tolerant, respectful and fair working atmosphere, both internally as well as with our business partners. The Company does not tolerate any form of discrimination, bullying, sexual harassment, insult, or physical abuse. Reports of such conduct will be promptly investigated. Employees may not discriminate against or harass any person based on their race, color, ethnicity, national origin, gender, religion, sexual orientation, gender identity, marital status, or disability, or any other characteristic protected by applicable laws. In all Company operations and employment practices we comply with applicable laws governing equal employment to recruit, hire, train, and advance the most qualified candidates, regardless of personal characteristics. Making employment decisions based on any personal characteristics is always against Company policies and is illegal. Safety and Security – The Company has an unwavering commitment to ensuring that our employees work in a safe and secure environment. In order to achieve this goal, employees must comply with all applicable laws and relevant industry standards of practice concerning the protection of health, safety, and security of our employees in the workplace and other persons affected by our business activities. Employees should take immediate action, regardless of their role, if they see or perceive a situation that could put others at risk.

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Protecting Our Reputation Employee Participation in the Political Process – The Company supports employees’ rights to participate in government activities and the political process but needs to ensure that such activities do not create a conflict or an appearance of a conflict of interest. ï,· To avoid any suggestion of an indirect corporate contribution to a candidate, an employee may not work on behalf of a candidate’s campaign during working hours or at any time use Company facilities or property for that purpose. ï,· The Company will not reimburse employees for financial or personal time contributed to political campaigns. ï,· An employee accepting public office or serving on a public body acts as an individual, not as a representative of the Company. ï,· Employees may not lobby, give gifts, or otherwise try to influence the actions of government officials regarding legislation or other policy decisions on matters relating to Company business unless the action is approved in advance by the General Counsel of SJW. Employees must exercise good judgment in relationships with government officials and employees. It is important that we not place these officials or the Company in compromising positions. Even the appearance of a conflict of interest may reflect adversely upon the official and the Company. Corporate Participation in the Political Process – The Company is committed to operating in compliance with the applicable laws and regulations around campaign contributions. State, local, and federal campaign contribution regulations can be complex, individualized, and vary by jurisdiction. The Company provides resources for employees regarding the requirements when acting on behalf of the Company. The statements below provide high-level guidance to employees and are not intended to provide an all-inclusive list of the regulations that may apply. Due to the complex and individualize nature, all Company employees MUST contact the Company’s internal legal counsel, before making any campaign contributions on behalf of the Company to ensure that such gifts are being given in compliance with applicable law and Company policy. The Company, with respect to the nomination or election of candidates to public office, will be nonpartisan. However, in pursuit of its legitimate business interests, the Company may support, contribute to or take positions as to the nomination or election of individual candidates to political office or in support of other political causes in furtherance of the Company’s goals in the United States where consistent with applicable law.    The Company may also support other organizations (e.g., Chamber of Commerce) in the exercise of political participation, consistent with all legal requirements.

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To the extent permitted by law and in furtherance of the Company’s goals, corporate funds, properties or services may be contributed or used directly or indirectly for the purpose of influencing the nomination or election of a candidate to public office or in support of other political causes in furtherance of the Company’s goals. Where not permitted by law, this guideline prohibits the contribution of Company funds to political candidates, committees, and parties, or other forms of direct or indirect assistance or support, such as the use of Company meeting rooms, automobiles, computer or mailing services, or loans of Company personnel.

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Business Practices Employees have an ethical and legal responsibility to act in the best interest of the Company at all times. It is the policy of SJW to require its employees, officers, and directors at all times to observe honest and ethical conduct including the avoidance of conflicts of interest. The Company prohibits fraud, embezzlement, forgery, misappropriation, falsification, and other similar conduct that is conducted to obtain an advantageous situation for oneself, for someone else or for the Company, or to avoid an obligation or responsibility. Conflict of Interest – A conflict of interest may happen anytime something you do outside of the workplace interferes or is in conflict with the work you do for the Company. Even the perception of a conflict of interest can cause harm to the Company. Anything that presents a conflict of interest for an employee may also present a conflict of interest for their immediate family. This policy does not intend to arbitrarily restrict employees from engaging in personal activities. Its purpose is to ensure employees understand how their conduct—or even the appearance of their conduct—could cause reputational or legal harm to the Company. If an employee discovers that a personal activity, investment, interest or association could compromise—or even appear to compromise—their objectivity or ability to make impartial business decisions, the employee must disclose it immediately to the Company’s internal legal counsel or CFO of SJW. Also see the section below titled Disclosure of Potential Conflicts of Interest. Many conflicts of interest can easily be avoided or addressed if they are promptly disclosed and properly managed as provided below.    Following are possible conflict of interest situations: ï,· Personal business relationships – Personal business relationships should not influence the decisions you make for the Company.    Nominal ownership of common stock of a publicly owned corporation will not by itself be considered a conflict and need not be disclosed. You are required to promptly disclose to the Company’s internal legal counsel or CFO of SJW any financial interest that you or your immediate family has in the Company’s suppliers, customers, or competitors. ï,· Transactions Involving the Company – A conflict may exist when an employee, officer, director or immediate family member engages in a transaction with the Company, other than purchase of water-related or other services generally provided by the Company on terms otherwise available to the public or all employees. Similarly, if an employee, officer, director or immediate family member has an interest in, or material relationship with, any entity that enters into a transaction with the Company, other than purchase of water-related or other services generally provided by the Company on terms otherwise available to the public, a conflict may exist. Transactions would include the sale,

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purchase, lease or rental of any property or other asset, employment or the rendition of services, the award or a contract or subcontract. You are required to promptly disclose any such proposed transaction involving the Company in writing to the Company’s internal legal counsel or the CFO of SJW prior to entering into such transaction. ï,· Organizational relationships – If you or an immediate member of your family serves as a director, officer, or consultant with any company that does business with us or is actively seeking employment or directorships with any company that does business with us, or if you or a family member is affiliated with a company actively seeking to do business with the Company, you are required to promptly disclose these circumstances in writing to the Company’s internal legal counsel or the CFO of SJW even if you receive no money for your services. ï,· Outside employment – Outside employment or business activity must not conflict or appear to conflict with the employee’s ability to perform his or her work at the Company. Such employment or business activity should not utilize Company time or property or proprietary knowledge to create a conflict of interest. Do not accept outside employment with our competitors, suppliers, or any business, including a self-owned business, that poses a conflict of interest with the Company. You are required to promptly disclose in writing to the Company’s internal legal counsel or CFO of SJW all outside employment. ï,· Business Opportunities – An employee, officer or a director shall not personally, or for any other person or outside organization, appropriate or use any benefit or opportunity that comes to his or her knowledge in the course of employment or service for the Company without the prior approval of his or her supervisor or in the case of the CEO of SJW or a director, the approval of the Audit Committee. Employees should never accept money, gifts, or services that would appear to undermine or influence good business judgment or accept anything that could be construed as an attempt to influence the performance of duties or to favor a supplier, customer, or competitor. The following examples and guidelines are provided: Money – No employee may solicit or accept any cash, tip or compensation in conjunction with services provided or acquired on behalf of the Company. Gifts – A conflict may exist when an employee accepts a gift from a competitor, customer, or other party having a business relationship with the Company.    Gifts include any gratuitous service, loan, discount, money, paid trip or travel arrangement, entertainment or any article of value. You, or a member of your immediate family, may not accept a gift from a contractor, vendor, consultant, customer or similar business contact doing business with or seeking to do business with the Company unless all six of the following conditions are met: ï,· The value of the item must be less than $500, and the value of all gifts from one business contact to such employee, officer or director during a 12-month period must not exceed $1,000. A gift that exceeds either value must be approved by the Company’s General Counsel of SJW or CFO of SJW. A gift that exceeds either value to the General Counsel or CFO of SJW must be approved by SJW’s President or CEO and any such gift to the President or CEO of SJW or any director must be approved by the Chair of the Audit Committee;

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ï,· The item is customary, consistent with local and business customs and does not create any appearance of impropriety; ï,· The item imposes no sense of obligation on the receiver; ï,· The item results in no special or favored treatment; ï,· The item could not be considered extravagant, excessive, or too frequent considering all of the circumstances, including your ability to reciprocate at company expense; and ï,· The item is not concealed in any way. If circumstances make it appropriate to accept a gift that exceeds either value threshold, the officer or Audit Committee Chair granting approval must provide a written report to the Company’s internal legal counsel including the following information: ï,· The identities of the giver and recipient of the gift; ï,· The date the officer or Audit Committee Chair approved the gifts; ï,· Brief description of the gift; ï,· The business reason for the gift; and ï,· An estimated value of the gift. Disclosure of Potential Conflicts of Interest – The possible conflicts of interest noted above are examples and are not all inclusive. If you have any questions about whether a relationship, transaction, action, or activity presents a conflict of interest, you should consult with the Company’s internal legal counsel or the CFO of SJW. Prior to engaging in any relationship, transaction, action, or activity that may be a potential conflict of interest or that has the appearance of a conflict of interest: ï,· an employee must report it to the Company’s internal legal counsel or the CFO of SJW; ï,· an officer, other than the CEO of SJW, must report it to the his or her supervisor; and ï,· the CEO of SJW or any director must report it to the Audit Committee Possible conflict of interest matters, involving executive officers or board members, will be reviewed during the annual proxy process by the Company’s internal legal counsel who will refer any questionable matter to the Audit Committee or the independent members of the Board of Directors for a determination.

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Prohibition of Gifts to Public Officials and State Employees The Company will lawfully develop and maintain good relationships and effective communication with all levels of government. All contacts with government personnel must be maintained as arms-length business relationships and should avoid even the appearance of a conflict of interest. Employees are prohibited from making direct or indirect payments to government officials or personnel, other than in an official capacity consistent with applicable legal requirements and ethical business practices. This prohibition applies not only to payments and expenditures by the Company but also to those made on its behalf by employees, agents or other representatives. Indirect payments include the use of any Company property, services or personnel. Entertainment of government officials and legislators should be conducted within the bounds of applicable laws and business ethics and never under circumstances that might suggest a compromise of the impartiality of such persons or raise questions about their integrity or the motives of the Company. While there are exceptions to the general ban on gifts to state and federal public officials, they are very specific. Accordingly, all employees MUST contact the Company’s internal legal counsel, before giving any gifts to any public official or state/federal employee to ensure that such gifts are being given in compliance with local laws.

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Safeguarding our Assets physical and informational assets Company Assets – All employees must protect the Company’s assets and ensure their efficient use. Employees must also protect our assets of Company time, information systems, and proprietary and confidential information. Theft, carelessness, and waste are prohibited, and any suspected incident of fraud or theft should be immediately reported for investigation. SJW assets may only be used for business purposes. Occasional private use is permitted if it does not conflict with the Company’s interests, for example, through excessive wear and tear, the creation of security risks or other disadvantages for SJW. In the event of any doubt, you should obtain an explicit authorization from your supervisor. Confidential Information – Company information, including among other things, financial data, mergers/acquisitions, business processes and procedures, computer programs, trade secrets, wage and salary information, customer information, employee information, and other information and developments not released to the general public (“Confidential Information”), must be used solely for Company purposes and never for personal gain or otherwise. Confidential Information must not be shared with anyone outside of the Company unless they have a legitimate need to know based on their business with us. Employees, both during employment and after, who have access to Confidential Information must protect that information from disclosure. Additionally, employees who have access to Confidential Information shall not reveal the source or content of such information to individuals within the Company, except as necessary for business purposes and in accordance with this policy. The Company works with many third parties’ confidential, proprietary, and personally identifiable information, such as that of customers, suppliers, subcontractors, licensors, and other affiliates. Misappropriating or allowing unauthorized disclosure of third parties’ information can jeopardize the Company’s business relationships and expose the Company and employees to significant legal and financial risk. Employees shall not disclose any Confidential Information or anything relating to such Confidential Information to any third party without the prior written consent of the Company, except as strictly necessary to perform work required by the Company. In the event the Company agrees to such disclosure to a third party, the employee shall obtain a signed confidentiality agreement from such third party, in the form provided by the

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Company or other form approved by the Company, prior to disclosing the Confidential Information. This statement is intended to alert employees to the need for discretion at all times and is not intended to inhibit normal business communications. Employees are not prevented from sharing their own personnel information, or authorizing disclosure of their own personnel information by others, including for purposes of concerted activity under Section 7 of the National Labor Relations Act. There are limited exceptions to when an employee may permissibly share confidential information, such as in the course of a government or regulatory investigation or in litigation. Questions or concerns regarding the disclosure of confidential information should be directed to the Company’s internal legal counsel.

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Code of Conduct Violations, Misconduct, and Reporting Each employee has a responsibility to report any activity which appears to violate laws and regulations, including but not limited to violations and misconduct related to the preparation, issuance, and disclosure of financial information, accounting or audit matters, policies, commitments made to state regulatory entities, and this Code of Conduct. Many laws and regulations to which the Company is subject are complex and their application to the Company and its activities may be uncertain. Legal questions about proposed activities should be brought to the attention of the Company’s internal legal counsel, the CFO of SJW or the Chair of the Audit Committee, for analysis and guidance. When reporting a violation, please provide the time, location, names of people involved, and other details so that the matter can be adequately investigated. Employees can anonymously report possible violations; however, providing your identity will allow legal counsel to contact you if further information is needed to conduct an investigation. Your information will be disclosed only to those who need it to resolve the issue, and you will be afforded the maximum possible confidentiality consistent with enforcing the Code. You are expected to fully cooperate with any investigation conducted pursuant to a suspected violation of the Code. To report a violation, you may call or send a confidential note to: Suzy Papazian – (408) 279-7961 General Counsel and Corporate Secretary of SJW Group 110 West Taylor Street San Jose, CA 95110 or James Lynch – (408) 279-7966 CFO and Treasurer of SJW Group 110 West Taylor Street San Jose, CA 95110 Or you may anonymously contact the Company’s toll-free Ethics Line at 1-888-883-1499 or access it via the internet (link to English here and Spanish here) set forth in the Whistleblower Policy. Reports can be submitted 24 hours per day, seven days per week. This hotline and website is a free, independently-hosted platform outside the Company.

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Prohibition Against Retaliation – The Company strictly prohibits retaliation and/or retribution against any person who in good faith reports an ethical concern or violation of the Code of Conduct, even if the report subsequently turns out to have been unjustified. Discouraging other employees from making a good faith report is prohibited and could result in disciplinary action. If you know of or suspect that retaliation has occurred or is occurring, you should report it. False Accusations – Anyone who uses the Code of Conduct to knowingly spread falsehoods, threaten others, or damage another person’s reputation will be subject to disciplinary action up to and including termination. Honest reporting does not mean that you must be right about the allegation when raising a concern; it just means that you believe in good faith that the information provided is accurate.

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Whistleblower Policy The Company expects ethical and legal conduct from all of its officers, directors and employees. Any employee, officer or director who believes that there has been conduct which is or might be (1) a violation of law or SJW Group’s Code of Conduct (“Code of Conduct”), including any questionable accounting or auditing matters, or (2) breach of the commitments to (i) the Connecticut Public Utilities Regulatory Authority (“PURA”) set forth in paragraphs 45-52 of the CTWS/SJW Merger Commitments or (ii) to the Maine Public Utilities Commission (“MPUC”) in paragraphs 7-11 in part III of the Stipulation of The Maine Water Company and the Office of the Public Advocate, which commitments promote local control of Connecticut Water Company, Avon Water Company, Heritage Village Water Company and The Maine Water Company (“Local Control Commitments”), may bring the matter to the attention of his or her immediate supervisor, Suzy Papazian, General Counsel and Corporate Secretary of SJW Group, or James P. Lynch, Chief Financial Officer and Treasurer of SJW Group, if appropriate. Employees, officers and directors should also feel free to report any violation or breach to Douglas R. King, the Chair of the Audit Committee by calling SJW’s toll free hotline. SJW’s reputation is extremely important, and all reported violations or breaches will be carefully investigated and appropriate action taken. Retaliation against an employee who in good faith reports truthful information about a violation of law or the Code of Conduct or a breach of the Local Control Commitments is prohibited. If a reporting employee wishes to disclose his or her identity, the employee may do so. Confidentiality of the employee submitting the report will be maintained to the fullest extent possible, consistent with the need to conduct an adequate investigation.     If you are concerned about being identified as a whistleblower, you may report a violation of law or the Code of Conduct or a breach of the Local Control Commitments, including any questionable accounting or auditing matter, on a confidential and anonymous basis by calling SJW’s toll free hotline at 1-888-883-1499 or via the internet (link to English here and Spanish here). Please include enough information so that the matter can be adequately investigated, or a method by which the Chair of the Audit Committee can contact you for further details. The Chair of the Audit Committee will share any reports regarding breaches of the Local Control Commitments with the full Audit Committee. To the extent any breach of the Local Control Commitments is verified, the Audit Committee shall, or shall cause the SJW Group subsidiary to, notify, as applicable, (i) the Connecticut Department of Energy and Environmental Protection, Connecticut Office of Consumer Counsel and PURA and/or (ii) Maine Office of Public Advocate and MPUC in accordance with the reporting commitments to PURA and MPUC. In addition, the office of the Attorney General for the State of California maintains a whistleblower hotline to receive calls from persons who have information regarding possible violations of state or federal statutes, rules or regulations, or violations of fiduciary responsibility by a corporation to its stockholders, investors or employees. The Attorney General will refer calls received on the whistleblower hotline to the appropriate government authority for review and possible investigation. During the initial review, the Attorney General or appropriate government agency is required to hold in confidence information disclosed through the

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whistleblower hotline, including the identity of the caller disclosing the information and the employer identified by the caller. The Attorney General’s Whistleblower Hotline is 800-952-5225 (for California residents) or 916-210-6276 (for out-of-state residents). Written complaints may be filed with the Attorney General’s Office by writing to P.O. Box 944255, Sacramento, CA 94244-2550, or by using the online form available at http://oag.ca.gov/consumers/general

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Responsibility Statement By acknowledging this document, I state that I have received and read the Code of Conduct of SJW Group and its subsidiaries (the “Code of Conduct”). As such, I understand its contents and accept my responsibility for acting in accordance with the letter and spirit of the Code of Conduct. I understand that it is my responsibility to seek guidance from my supervisor or internal legal counsel if I do not understand any policy contained in this Code, or if I need guidance regarding the interaction of this Code with other Company policies or any applicable law. I also understand that if I have or come to have any conflict of interest as described in this Code of Conduct, I am obligated to promptly disclose such conflict of interest in writing to internal legal counsel or the CFO of SJW Group.

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